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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-29719 and 333-33399 of General Instrument Corporation on Forms S-8 of our report dated June 15, 1999 appearing in this Annual Report on Form 11-K of NextLevel Systems (Puerto Rico), Inc. Savings Plan for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Parsippany, New Jersey

June 28, 1999